SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      March 8, 2001
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                           BARRINGER TECHNOLOGIES INC.
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             (Exact name of registrant as specified in its charter)

         Delaware                         000-03207              84-0720473
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(State or other jurisdiction of          (Commission            (IRS Employer
 incorporation or organization)          File Number)        Identification No.)

30 Technology Drive, Warren New Jersey                                  07059
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code:   (908) 222-9100
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ITEM 5. OTHER EVENTS.

     On March 8, 2001, Barringer Technologies Inc. (the "Company"), Smith Industries Aerospace & Defense Systems Inc. ("Smiths") and Bloodhound Acquisition, Inc., a wholly-owned subsidiary of Smiths ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Smiths will acquire the Company. Under the terms of the Merger Agreement, Merger Sub will merge with and into the Company and the Company will survive as a wholly-owned subsidiary of Smiths (the "Merger"). The aggregate merger consideration to be received by the stockholders of the Company in connection with the Merger is $87,641,003.26 in cash. Based on the number of shares of the Company's common stock that are issued and outstanding as of March 8, 2001 (and the shares of common stock into which all of the currently issued and outstanding (i) shares of Class A Convertible Preferred Stock; (ii) shares of Class B Convertible Preferred Stock; (iii) stock options; and (iv) warrants, are convertible), each stockholder would receive $11.05 per share of the Company's common stock, on a fully-diluted basis.

     Assuming that no additional shares of the Company's common stock are issued prior to the closing of the Merger, (i) each outstanding share of the Company's common stock will be converted into the right to receive $11.05 in cash, without interest, from Smiths; (ii) each outstanding share of the Company's Class A Convertible Preferred Stock will be converted into the right to receive from Smiths $11.05 in cash, without interest, multiplied by the number of, or fraction of one, share(s) of the Company's common stock into which a share of Class A Convertible Preferred Stock would be convertible immediately prior to the effective time of the Merger; and (iii) each outstanding share of the Company's Class B Convertible Preferred Stock will be converted into the right to receive from Smiths $11.05 in cash, without interest, multiplied by the number of, or fraction of one, share(s) of the Company's common stock into which a share of Class B Convertible Preferred Stock would be convertible immediately prior to the effective time of the Merger.

     The Merger is subject to the approval of the Company's stockholders as well as a number of other conditions, including the receipt of certain regulatory clearances. It is anticipated that the merger will be effected in the second quarter of 2001.

     A copy of the Merger Agreement has been attached as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Merger Agreement set forth above is a summary only, is not intended to be complete, and is qualified in its entirety by reference to the Merger Agreement. A copy of the Company's press release with respect to the Merger is also attached as an exhibit to this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

     Exhibit 2.1 Agreement and Plan of Merger, dated March 8, 2001.

     Exhibit 99.1 Press Release dated March 9, 2001.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           BARRINGER TECHNOLOGIES INC.

                                           By:  /s/ Stanley S. Binder
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                                                Stanley S. Binder, Chairman and
                                                Chief Executive Officer

Dated:  March 15, 2001

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                                  EXHIBIT INDEX

EXHIBIT
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2.1         Agreement and Plan of Merger, dated March 8, 2001.

99.1        Press Release dated March 9, 2001.

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